UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Rexahn Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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 Alliance Advisors LLC  200 Broadacres Drive, 3rd Fl.Bloomfield, NJ 07003  Investor Alert  For Rexahn Pharmaceuticals, Inc. Shareholders  A Special Meeting of Shareholders will be held on August 30, 2018.  It is very important to the future of Rexahn — and your investment — that your vote is counted. The Board of Directors of Rexahn has  recommended that shareholders vote in  support of all items at the August 30 meeting.  Your support for Proposal 1 to increase the number of authorized shares of common stock, par value$0.0001 per share, from 50,000,000 to 75,000,000,will provide Rexahn management with flexibility to raise additional capital when needed to advance the company’s programs with the goal of improving the lives of cancer patients, which the Board believes will in turn create significant shareholder value. You do not need to attend the meeting to have your vote counted. You can A clinical stage biopharmaceutical company developing innovative, targeted therapeutics for the treatment of cancer.  vote your shares by calling Alliance Advisors, a shareholder proxy vote specialist, today at 844-670-2142.

 This Is Too Important for You to Ignore As a Rexahn shareholder, you are being asked to support a Board of Directors’ Proposal to increase the number of authorized shares of Rexahn common stock from 50,000,000 to 75,000,000.  Approval of the proposal will give Rexahn flexibility to raise additional capital when needed to meet business objectives and pursue other opportunities in the biopharmaceutical sector.  What are others saying about Proposal 1?  Both of the leading independent proxy advisory firms, Institutional Shareholder Services Inc. (ISS) and Glass Lewis, support Proposal 1, saying:  “A vote FOR this proposal is warranted given that the size of the proposed increase in authorized shares of common stock is reasonable and there are no concerns with the company’s past use of shares.” —ISS  “Given the relatively limited amount of shares available to the Company, we believe that it may be prudent for the Company to have additional common shares available for issuance…We recommend that shareholders vote FOR this proposal.”— Glass Lewis  What do you need to do?  Call today to vote your Rexahn shares “For”  the Board’s proposals to increase the number of authorized shares of common stock and to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies. A shareholder proxy vote specialist is available to explain the proposals and to record your vote. Call today: 844-670-2142.